Exhibit 4.10
AMENDMENT NO. 4
     This Amendment No. 4 (“Agreement”) dated as of July 14, 2005 (“Effective Date”) is among Mariner Energy, Inc., a Delaware corporation (the “Borrower”), Mariner LP LLC, Mariner Energy Texas LP, and the Lenders (as defined below), and Union Bank of California, N.A., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender for such Lenders (in such capacity, the “Issuing Lender”).
RECITALS
     A. The Borrower, the Lenders, Issuing Lender and the Administrative Agent are parties to the Credit Agreement dated as of March 2, 2004, as amended by that certain Amendment No. 1 and Assignment Agreement dated as of July 14, 2004, that certain Amendment No. 2 and Consent dated as of February 7, 2005, and that certain Amendment No. 3 and Consent dated as of March 3, 2005 (as so amended, the “Credit Agreement”).
     B. At the request of the Borrower, the Administrative Agent and the Required Lenders wish to, subject to the terms and conditions of this Agreement, amend certain provisions of the Credit Agreement as set forth herein.
     THEREFORE, the Borrower, the subsidiaries of the Borrower signatory hereto (the “Guarantors”), the Required Lenders, the Issuing Lender and the Administrative Agent hereby agree as follows:
ARTICLE I.
DEFINITIONS
     Section 1.01 Terms Defined Above. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.
     Section 1.02 Terms Defined in the Credit Agreement. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
     Section 1.03 Other Definitional Provisions. The words “hereby”, “herein”, “hereinafter”, “hereof”, “hereto” and “hereunder” when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement. Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.
ARTICLE II.
AMENDMENT TO CREDIT AGREEMENT
     Section 2.01 Amendments to Section 6.06(g). Section 6.06(g) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
(g) acquisitions of Oil and Gas Properties and related Property (which may include operations); and
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
     Section 3.01 Borrower Representations and Warranties. The Borrower represents and warrants that: (a) the representations and warranties contained in Article IV of the Credit Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects on and as of the Effective Date, after giving effect to the terms of this Agreement, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) after giving effect to the terms of this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement constitutes a legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower’s obligations under the Loan Documents.
     Section 3.02 Guarantors Representations and Warranties. Each Guarantor represents and warrants that: (a) the representations and warranties contained in Article IV of the Credit Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects on and as of the Effective Date, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) after giving effect to the terms of this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of such Guarantor and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement constitutes a legal, valid, and binding obligation of such Guarantor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; (f) it has no defenses to the enforcement of its Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure such Guarantor’s obligations under the Loan Documents.
ARTICLE IV.
CONDITIONS
     This Agreement contained herein shall become effective and enforceable against the parties hereto, and the Credit Agreement shall be amended as provided herein, upon the occurrence of the following conditions precedent:
     Section 4.01 Documents; Certificates. The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of:
          (a) this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, and the Required Lenders, and
          (b) such other instruments, documents and amendments or supplements as the Administrative Agent may reasonably request.
     Section 4.02 No Default. No Default shall have occurred and be continuing as of the Effective Date.
     Section 4.03 Representations. The representations and warranties in this Agreement shall be true and correct in all material respects.
ARTICLE V.
MISCELLANEOUS
     Section 5.01 Effect on Loan Documents; Acknowledgments.
          (a) The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.
          (b) The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents other than as expressly set forth above, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents other than as expressly set forth above, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, any Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.
          (c) Each of the Borrower, the Guarantors, Administrative Agent, Issuing Lender, and Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, and all other Loan Documents are and remain in full force and effect, and each of the Borrower and the Guarantors acknowledges and agrees that its liabilities under the Credit Agreement and the other

Loan Documents are not impaired in any respect by this Agreement or the consents granted hereunder.
          (d) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.
          (e) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.
     Section 5.02 Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under its Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in its Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and deliver of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under its Guaranty in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.
     Section 5.03 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.
     Section 5.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lenders, the Borrower and the Administrative Agent hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
     Section 5.05 Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.
     Section 5.06 Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.
     Section 5.07 Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[SIGNATURES BEGIN ON NEXT PAGE]

Exhibit 4.10
     EXECUTED effective as of the date first above written.

MARINER ENERGY, INC.
By:	/s/ Rick G.Lester
Rick G. Lester
Vice President and Chief Financial Officer

MARINER LP LLC
By:	/s/ Rick G. Lester
Rick G. Lester
Vice President and Chief Financial Officer

MARINER ENERGY TEXAS LP, a Delaware limited partnership

By:	Mariner Energy, Inc., its sole general partner

	By:	/s/ Rick G.Lester
Rick G. Lester
Vice President and Chief Financial Officer

UNION BANK OF CALIFORNIA, N.A., as Administrative Agent, as Issuing Lender, and as a Lender
By:	/s/ Damien Meiburger
Damien Meiburger, Senior Vice President

By:	/s/ Ali Ahmed
Ali Ahmed, Vice President

Signature Page to Amendment No. 4
(Mariner Energy, Inc.)

BNP PARIBAS

By:	/s/ Douglas R. Liftman
Name:	Douglas R. Liftman
Title:	Managing Director

By:	/s/ Polly Schott
Name:	Polly Schott
Title:	Vice President
Signature Page to Amendment No. 4
(Mariner Energy, Inc.)

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA)

By:	/s/ Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Vice President
Signature Page to Amendment No. 4
(Mariner Energy, Inc.)

AMEGY BANK

By:	/s/ Kenneth R. Batson, III

Name:	Kenneth R. Batson, III
Title:	Vice President, Energy Lending
Signature Page to Amendment No. 4
(Mariner Energy, Inc.)

GUARANTY BANK

By:	/s/ Kelly L. Elmore III

Name: Title:	Kelly L. Elmore III Senior Vice President
Signature Page to Amendment No. 4
(Mariner Energy, Inc.)

HARRIS NESBITT FINANCING, INC.

By:	/s/ Mary Lee Latta

Name:	Mary Lee Latta
Title:	Vice President
Signature Page to Amendment No. 4
(Mariner Energy, Inc.)